Exhibit 10.2

EXECUTION COPY

AMENDMENT AND JOINDER TO THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment and Joinder to Third Amended and Restated Master Repurchase Agreement, dated as of September 29, 2004 (“Amendment and Joinder”), among CDC Mortgage Capital Inc., a New York corporation, having an address at 9 West 57th Street, 36th Floor, New York, New York 10019 (“Buyer”), and New Century Mortgage Corporation, a California corporation, having an address at 18400 Von Karman, Suite 1000, Irvine, California 92612 (“NCMC”), NC Residual II Corporation, a Delaware corporation, having an address at 18400 Von Karman, Suite 1000, Irvine, California 92612 (“NCRC”), NC Capital Corporation, a California corporation, having an address at 18400 Von Karman, Suite 1000, Irvine, California 92612 (“NCCC”) and New Century Credit Corporation, a California corporation, having an address at 18400 Von Karman, Suite 1000, Irvine, California 92612 (“New Century”, and together with NCMC, NCCC and NCRC, “Seller”).

W I T N E S S E T H:

WHEREAS, Buyer, NCMC, NCCC, and NCRC are parties to that certain Third Amended and Restated Master Purchase Agreement, dated as of September 10, 2004 (the “Existing Repurchase Agreement,” and as amended by this Amendment and Joinder, as may be amended from time to time, the “Repurchase Agreement”);

WHEREAS, at the present time, Buyer, NCMC, NCCC, and NCRC desire to amend the Existing Repurchase Agreement to permit New Century to become an additional Seller thereunder, as well as to modify certain other provisions therein;

WHEREAS, it is a condition precedent to this Amendment and Joinder that upon completion of the Merger Transaction as defined below the Guarantor shall have executed and delivered a new Guarantee of the Repurchase Agreement, whereupon New Century TRS Holdings, Inc., f/k/a New Century Financial Corporation, a Delaware corporation shall be released from its obligations under the existing guarantee.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, NCMC, NCCC, NCRC, and New Century agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.

(a) Section 2 of the Repurchase Agreement is hereby amended by deleting the definition of Guarantee and Guarantor and replacing them with the following:

“Guarantee” shall mean the guarantee dated as of September 29, 2004, as may be amended from time to time, made by Guarantor in favor of Buyer.

“Guarantor” shall mean New Century Financial Corporation, f/k/a, New Century REIT, Inc., a Maryland corporation.

(b) The Repurchase Agreement is hereby amended by inserting the following definition:

“Merger Transaction” shall mean the reorganization of New Century Financial Corporation (“NCFC”) and New Century REIT Inc., a Maryland corporation (“New Century REIT”), through the merger of NCFC and NC Merger Sub, Inc., a wholly-owned subsidiary of New Century REIT, with and into NCFC, resulting in New Century REIT becoming the parent company of NCFC.

SECTION 2. Agreement and Joinder. New Century hereby agrees to all of the provisions of the Repurchase Agreement, and effective on the date hereof, becomes a party to the Repurchase Agreement, as a seller, with the same effect as if New Century were an original signatory to the Repurchase Agreement. All references to Seller in the Repurchase Agreement shall be deemed to include New Century.

SECTION 3. Representations and Covenants. New Century hereby represents and warrants that the representations of Seller contained in Section 10 of the Repurchase Agreement and the covenants of Seller contained in Section 11 of the Repurchase Agreement are true and correct on and as of the date of this Amendment and Joinder.

SECTION 4. Amendments. The Repurchase Agreement is hereby amended as follows:

1. The Repurchase Agreement is hereby amended to delete Section 10(w) in its entirety and insert the following:

“(w) REIT. Neither NCRC or the Guarantor have engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Each of NCRC and the Guarantor for their current “tax year” (as defined in the Code) are and for all prior tax years subsequent to their election to be a real estate investment trust have been entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in their Form 1120-REIT filed with the United States Internal Revenue Service for such year.”

2. The Repurchase Agreement is hereby amended to delete each of Sections 12(n) and 12(o) in their entirety and insert the following:

“(n) upon the failure of NCRC or the Guarantor to at any time to continue to be (i) qualified as a real estate investment trust as defined in Section 856 of the Code and (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 – REIT filed with the United States Internal Revenue Service for such year, or the entering into by NCRC or the Guarantor of any material “prohibited transactions” as defined in Sections 857(b) and 856(c) of the Code;

(o) upon the failure by NCRC or the Guarantor to satisfy any of the following asset or income tests:

(1) At the close of each taxable year, at least 75 percent of such Person’s gross income consists of (i) “rents from real property” within the meaning of Section 856(c)(3)(A) of the Code, (ii) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the Code, (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1) of the Code, within the meaning of Section 856(c)(3)(C) of the Code, (iv) dividends or other distributions on, and gain (other than gain from “prohibited transactions” within the meaning of Section 857(b)(6)(B)(iii) of the Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying REITs within the meaning of Section 856(d)(3)(D) of the Code, and (v) amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the Code.

(2) At the close of each taxable year, at least 95 percent of such Person’s gross income consists of (i) the items of income described in paragraph 1 hereof (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(a)(1) of the Code, (iii) interest, (iv) dividends, and (v) income derived from payments to such Person’s on interest rate swap or cap agreements, options, futures contracts, forward rate agreements and other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment as described in section 856(c)(5)(G), in each case within the meaning of Section 856(c)(2) of the Code.

(3) At the close of each quarter of such Person’s taxable years, at least 75 percent of the value of such Person’s total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of such Person’s operations, but not including receivables purchased from another person), and government securities.

(4) At the close of each quarter of each of such Person’s taxable years, (i) not more than 25 percent of such Person’s total asset value will be represented by securities (other than those described in paragraph 3), (ii) not more than 20 percent of such Person’s total asset value will be represented by securities of one or more taxable REIT subsidiaries, and (iii) (a) not more than 5 percent of the value of such Person’s total assets will be represented by securities of any one issuer (other than Government securities and securities of taxable REIT subsidiaries), and (b) such Person’s will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than government securities, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code).” of any of the REIT qualification tests pursuant to Section 856(c) of the Code.”

3. The Repurchase Agreement is hereby amended to delete Section 11 (m) in its entirety and insert the following:

“(m) Maintenance of Tangible Net Worth. Guarantor will at all times during each fiscal year maintain Tangible Net Worth of not less than the sum of (1) $750,000,000, and (2) fifty percent (50%) of all increases in shareholders’ equity in the Guarantor attributable to issuances of common stock since October 1, 2004.”

SECTION 5. Effectiveness.

The closing for the amendment of the Repurchase Agreement shall be subject to the condition precedent that (a) the Merger Transaction shall have been completed and (b) each of Guarantor, Seller and Buyer shall have executed and delivered the related closing documents as specified below, duly executed by all signatories as required pursuant to the respective terms thereof:

1. this Amendment and Joinder;

2. an Opinion of Counsel of each Seller and the Guarantor, substantially in the form attached to the Repurchase Agreement.

3. the Second Amendment and Joinder to Custodial and Disbursement Agreement;

4. the Amendment and Joinder to Account Agreement;

5. the Guarantee;

6. a Secretary’s Certificate of each Seller and the Guarantor, including a good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Seller or Guarantor as applicable, and of all corporate or other authority for each Seller or Guarantor as applicable, with respect to the execution, delivery and performance of the Amendment and Joinder and the Guarantee and each other document to be delivered by each Seller or Guarantor, as applicable in connection herewith;

7. a UCC-1 financing statement with respect to New Century; and

8. such other documents as Buyer may request.

SECTION 6. Further Assurances. Seller hereby covenants and agrees with Buyer that, from and after the date hereof, until the Repurchase Agreement is terminated, at any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request in order to effect the transactions contemplated hereby and to preserve the full benefits of the Repurchase Agreement and the rights and powers therein granted.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment and Joinder, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Counterparts. This Amendment and Joinder may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

CDC MORTGAGE CAPITAL INC.

By:	/s/ Anthony Malanga
Name: Anthony Malanga
	Title:	Managing Director

By:	/s/ Kathy Lynch
Name: Kathy Lynch
Title: Director

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ Kevin Cloyd
Name: Kevin Cloyd
Title: Executive Vice President

NC CAPITAL CORPORATION

By:	/s/ Kevin Cloyd
Name: Kevin Cloyd
Title: President

NC RESIDUAL II CORPORATION

By:	/s/ Kevin Cloyd
Name: Kevin Cloyd
Title: Executive Vice President

NEW CENTURY CREDIT CORPORATION

By:	/s/ Kevin Cloyd
Name: Kevin Cloyd
Title: Executive Vice President

Acknowledged and Agreed:

NEW CENTURY FINANCIAL CORPORATION,
as Guarantor

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President